UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Larimar Therapeutics, Inc.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2020

To our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Larimar Therapeutics, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held virtually via live webcast on Tuesday, September 29, 2020 at 9:00 a.m., Eastern Time, for the following purposes:

1.	Approve the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan and certain conditional grants thereunder.

The board of directors of the Company (“Board”) is not aware of any other business to be presented to vote of the stockholders at the Special Meeting. Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The Board has fixed the close of business on August 12, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof (“Record Date”).

The meeting can be accessed by visiting www.meetingcenter.io/202792612, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend. The attached Notice of Annual Meeting and Proxy Statement will serve as your guide to the business to be conducted at the Special Meeting and provide detail on the virtual meeting format. As always, we encourage you to vote your shares prior to the meeting.

Our Board recommends that our stockholders vote “FOR” approval of the 2020 Plan, including the Conditional Grants made thereunder.

Your vote is important. Whether or not you plan to attend the Special Meeting we hope you will vote as soon as possible. Please refer to the section entitled “Important Information About the Special Meeting and Voting—How to Vote” beginning on page 2 of the Proxy Statement for a description of how to vote in advance of the Special Meeting.

By Order of the Board of Directors,

Carole Ben-Maimon, M.D.

President and Chief Executive Officer

Bala Cynwyd, Pennsylvania

August 19, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2020:

The Notice of the Special Meeting and Proxy Statement are available at www.envisionreports.com/LRMR.

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

To be held on September 29, 2020

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of our board of directors (the “Board”) for use at our Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. The Special Meeting will be held virtually via live webcast on Tuesday, September 29, 2020 at 9:00 a.m., Eastern Time. The meeting can be accessed by visiting www.meetingcenter.io/202792612. There will be no physical location for stockholders to attend.

In this Proxy Statement, we refer to Larimar Therapeutics, Inc. as “Larimar,” the “Company,” “we,” “us,” and “our.”

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2020:

This proxy statement and the proxy card are being furnished to our stockholders on or about August 19, 2020. This Notice of Special Meeting of Stockholders and Proxy Statement are available to holders of our common stock at

www.envisionreports.com/LRMR.

General Information

Our Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Special Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www.meetingcenter.io/202792612. The password for the meeting is LRMR2020. You will need to enter the 16-digit control number included on your Notice or on your proxy card. The meeting will begin promptly at 9:00 a.m., Eastern Time on September 29, 2020. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in prior to the start of the meeting.

At the Special Meeting, our stockholders will consider and vote upon the following proposal:

1.     Approve the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and certain conditional grants thereunder.

We will also consider such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

Should any other matters requiring a vote of the stockholders come before the Special Meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

Proxy Solicitation

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the Special Meeting, including at any adjournments or postponements of the Special Meeting. As a stockholder of record or beneficial owner of shares of Larimar at the close of business on the Record Date, you are invited to attend our Special Meeting and are entitled and requested to vote on the proposal described in this Proxy Statement (the “Proposal”). However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Shareholders Entitled to Vote

Only our common stockholders of record as of the close of business on the Record Date are entitled to notice of and vote at the Special Meeting. At the close of business on the Record Date, there were 15,356,206 shares of our common stock, $0.001 par value per share, issued and outstanding and entitled to vote, held by 36 holders of record. Each share is entitled to one vote on each matter properly brought to the Special Meeting.

Voting Rights

Each outstanding share of our common stock as of the close of business on the Record Date will entitle the holder of such share as of such time to one vote on each of the proposals presented at the Special Meeting. These shares include shares that you hold directly, as a stockholder of record, and that are held for you in “street name” through a broker, bank or other nominee.

Meeting Attendance

All of our stockholders as of the close of business on the Record Date may attend the Special Meeting.

Quorum

Stockholders representing a majority of the shares of common stock outstanding as of the Record Date, either present or represented by proxy, will constitute a quorum at the Special Meeting. A quorum is necessary in order to conduct the Special Meeting. Proxies received but marked as abstentions will be counted towards a quorum. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee how to vote your shares, your bank, brokerage firm or other nominee will not have authority to vote on your behalf with respect to the proposal, and your shares will not be counted for purposes of determining whether a quorum exists. If less than a quorum is present at the Special Meeting, consistent with our bylaws, the presiding officer of the Special Meeting, or the holders of a voting stock representing a majority of the voting power present by attendance at the Special Meeting or represented by proxy, may adjourn the Special Meeting to a later date.

How to Vote

For the Proposal, you may either vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by proxy as instructed below. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the proxy card as instructed below to ensure your vote is counted.

If you are a stockholder of record, you may vote at the Special Meeting. Alternatively, you may vote by proxy over the Internet, by telephone or by mail as described below. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the Special Meeting and vote, and your vote at the Special Meeting will have the effect of revoking your proxy. Please see the section entitled “Changing Your Vote” below for additional information.

At the Special Meeting

You can vote by attending the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote. You will need the 16 digit control number provided on your proxy card or Notice.

Over the Internet

Go to the website www.envisionreports.com/LRMR. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your internet proxy before 11:59 p.m., Eastern Time, on September 28, 2020, the day before the Special Meeting, for your proxy to be valid and your vote to count.

During the Special Meeting, you may vote through the Internet by following the instructions at www.meetingcenter.io/202792612. You will need to have your proxy card or voting instructions form available when you access the virtual Special Meeting web page. Whether or not you plan to virtually attend the Special Meeting, we encourage you to vote prior to the Special Meeting by telephone, Internet, or by mail.

By Telephone

You can vote by telephone by calling the toll-free telephone number on your proxy card. Have your proxy card in hand when you call. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on September 28, 2020, the day before the Special Meeting, for your proxy to be valid and your vote to count.

By Mail	You must complete, dated and sign your proxy card accompanying these proxy materials, and return the proxy card promptly in the postage prepaid envelope provided to you. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, trustee or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof.

If you would like to vote at the Special Meeting, you will need to register in advance to attend the Special Meeting online and you may not vote your shares at the Special Meeting unless you contact your bank, broker or other nominee who holds your shares and obtain a “legal proxy,” giving you the right to vote at the Special Meeting. To register to attend the Special Meeting online, you must submit proof of your legal proxy reflecting your holdings along with your name and email address to Computershare Trust Company, N.A. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on September 28, 2020. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by (i) email to legalproxy@computershare.com, with a forward of the email from your broker or attachment of an image of your legal proxy, or (ii) by mail to Computershare Trust Company, N.A., Larimar Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Changing Your Vote

Any Larimar stockholder of record voting by proxy has the right to revoke the proxy at any time before the polls close at the Special Meeting by delivery of a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Larimar, by providing a duly executed proxy card bearing a later date than the proxy being revoked, by submitting a proxy on a later date by telephone or via the internet (only your last telephone or internet proxy will be counted), before 9:59 AM Eastern Time on September 29, 2020 or by attending the Special Meeting and voting during the Special Meeting. Attendance alone at the Special Meeting will not revoke a proxy. If a stockholder of Larimar has instructed a broker to vote its shares of Larimar common stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.

Discretionary Voting and Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustee or other nominees who are present or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees or other nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The proposal for the approval of the 2020 Plan and certain conditional grants thereunder is considered to be a non-routine matter. As a result, if you hold your shares in street name and do not provide your broker, bank, trustee, or other nominee with voting instructions, your shares will not be voted with respect to the Proposal.

It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Votes required to approve the proposal and the Board’s recommendation

The affirmative vote of the majority of votes properly cast at the Special Meeting by holders of common stock is required to approve the Proposal. Abstentions are not counted as votes “for” or “against” this Proposal and thus will have no effect on the outcome of the vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. As such, broker non-votes and any abstentions will have no effect on the outcome of the Proposal.

Proposal	Voting Options	Board Recommendation	Page Reference (for more detail)
Proposal to Approve the 2020 Plan and certain conditional grants thereunder.	For, Against, or Abstain	FOR	7

Proxy Solicitation Costs

All costs of solicitation of proxies will be borne by us. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies by telephone, email, personal solicitation or by other means of communication. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to beneficial owners, and we will reimburse them for their out-of-pocket expenses in connection therewith.

Under applicable regulations of the SEC, our directors and certain of our officers may be deemed to be “participants” in the solicitation of proxies by our Board in connection with the Special Meeting.

Delivery of Proxy Statement

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.

Electronic Availability of Proxy Materials for the Special Meeting

This Proxy Statement is available electronically at www.envisionreports.com/LRMR.

NOTE REGARDING OUR RECENT MERGER

On May 28, 2020, the Company, formerly known as Zafgen, Inc., completed a business combination with Chondrial Therapeutics, Inc. (“Chondrial”), in accordance with the terms of the Agreement and Plan of Merger, dated as of December 17, 2019, as amended (the “Merger Agreement”), by and among the Company, Chondrial, a wholly-owned subsidiary of the Company (“Merger Sub”) and Chondrial Holdings, LLC (“Holdings”), the sole stockholder of Chondrial, pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, our board of directors was replaced by new directors designated by both Chondrial and Zafgen, and members of Chondrial’s management team were installed as our new management team.

In connection with, and immediately prior to the completion of the Merger, we effected a reverse stock split of our common stock, at a ratio of 1-for-12 (the “Reverse Stock Split”). Under the terms of the Merger Agreement, we issued common stock to Holdings at an exchange ratio of 60,912.5005 shares of common stock, after taking into account the Reverse Stock Split, for each share of Chondrial’s common stock outstanding immediately prior to the Merger. Holdings subsequently distributed the shares of our common stock it received in the Merger to its members.

Concurrently with the closing of the Merger, we entered into a Securities Purchase Agreement with certain investors listed therein, which provided for the sale and issuance in a private placement, promptly after the consummation of the Merger, of 6,105,359 shares of our common stock, and pre-funded warrants to purchase an aggregate of 628,403 shares of our common stock (the “Private Placement”).

Immediately following the Merger and Private Placement, Holdings, and subsequently members of Holdings, received approximately 39.8% of our common stock, the Private Placement holders received approximately 39.9% of our common stock and former Zafgen security holders held approximately 20.3% of our common stock.

Immediately after the completion of the Merger, we changed our name from “Zafgen, Inc.” to “Larimar Therapeutics, Inc.,” the business conducted by us became the business conducted by Chondrial, which is a clinical-stage biotechnology company focused on developing treatments for complex rare diseases, and our common stock began trading on Nasdaq Global Market under the new ticker symbol “LRMR.” All references to common stock shares and per share amounts in this Proxy Statement have been retroactively adjusted to reflect, where applicable, the Reverse Stock Split, as indicated. Unless otherwise indicated, all references in this Proxy Statement to “Larimar”, “Company”, “we”, “our,” and “us” refer to Larimar Therapeutics, Inc. as of and following the closing of the Merger, and all references to “Zafgen” refer to Zafgen, Inc. and the business of Zafgen, Inc. prior to the closing of the Merger.

PROPOSAL TO APPROVE THE LARIMAR THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN AND CERTAIN CONDITIONAL GRANTS THEREUNDER

Overview

We are seeking your approval of the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (“2020 Plan”) and certain conditional grants thereunder (this “Proposal”). Our Board, upon recommendation of the compensation committee of our Board (“Compensation Committee”), approved the 2020 Plan on July 16, 2020. Our Board and Compensation Committee also approved certain equity grants to certain of our directors and employees, including our executive officers, under the 2020 Plan and as reflected in the New Plan Benefit table on page 15 of this Proxy Statement (the “Conditional Grants”), which are also subject to stockholder approval. Our Board directed that the 2020 Plan and Conditional Grants be submitted to our stockholders for their approval at this Special Meeting.

Principal Reasons for Approval of the 2020 Plan

In connection with the Merger, the Compensation Committee engaged Radford as its independent compensation consultant to advise Larimar on best practices for its executive compensation program, including equity compensation. With the input of Radford, the Compensation Committee developed the 2020 Plan to: (a) enable us and our affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of Larimar. With Radford’s input, the Compensation Committee also developed the amounts and other key terms of the Conditional Grants.

If approved by our stockholders, the 2020 Plan will replace our predecessor plan, the Zafgen Inc. 2014 Stock Option and Incentive Plan, as amended (the “2014 Plan), and the 2020 Plan will become our primary plan for providing equity-based incentive compensation to our eligible employees, consultants and non-employee directors. Outstanding awards under the 2014 Plan will remain outstanding, unchanged and subject to the terms of the 2014 Plan and the respective award agreements.

If this Proposal is not approved by our stockholders, the 2014 Plan will remain in effect and new awards may be granted thereunder. However, only 16,598 shares remain available for issuance in respect of new awards under the 2014 Plan as of July 31, 2020. Accordingly, if this Proposal is not approved by our stockholders, we will no longer be able to provide any meaningful amount of equity-based compensation to our employees, directors and consultants.

Without equity-based compensation, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives would, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. If this Proposal is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be adversely impacted, and this could affect our long-term success.

If the 2020 Plan is not approved by stockholders on or prior to July 16, 2021, the Conditional Grants made thereunder will then expire.

Our Board recommends that our stockholders vote “FOR” approval of the 2020 Plan, including the Conditional Grants made thereunder.

Summary of our 2020 Plan

The material terms of our 2020 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of our 2020 Plan, which is appended to this Proxy Statement as Appendix A and incorporated herein by reference. You are encouraged to read the full text of our 2020 Plan, as proposed, before making a voting decision.

Administration. The 2020 Plan vests broad powers in a committee to administer and interpret the 2020 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the 2020 Plan. Our Board has designated the Compensation Committee as the committee authorized to administer our 2020 Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, and approve forms of award agreement to be used for awards under the 2020 Plan. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the 2020 Plan.

Unless stockholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the 2020 Plan at any time.

Eligibility. Any of our employees, directors, consultants and other service providers, and those of our affiliates, are eligible to participate in the 2020 Plan. Our directors and officers are eligible to participate in our 2020 Plan, and have a substantial direct interest in the approval of our 2020 Plan. As of August 12, 2020, approximately 21 employees and 6 directors are eligible to participate in our 2020 Plan. Participants will be selected in the discretion of the Compensation Committee.

Vesting. The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Compensation Committee’s discretion.

Shares Reserved for Issuance. Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2020 Plan in connection with awards is the sum of (i) 1,700,000 shares of our common stock plus (ii) an annual increase on January 1, 2021 and each anniversary thereafter through January 1, 2030, equal to the lesser of (A) 4% of the shares issued and outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares as determined by our Board (the “Share Pool”). The size of the share request, including the ten year evergreen, was determined based on Radford’s recommendation, which was in turn based on Radford’s review of prevailing market practices and data. While the Compensation Committee is mindful that ten year evergreens are more typical for newly public companies, given the essentially complete reconstitution of our business this year, the Compensation Committee believes that this approach is appropriate for us at this time.

If the 2020 Plan is approved by our stockholders, no further awards will be made under the 2014 Plan. As of August 12, 2020 there were 16,598 shares of common stock that remained available for issuance under the 2014 Plan. However, if any award previously granted under the 2014 Plan or its predecessor, the Zafgen Inc. 2006 Stock Option Plan, as amended (collectively, the “Prior Plans”), expires, terminates, is canceled or is forfeited for any reason after the approval of the 2020 Plan, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan. Similarly, following the approval of the 2020 Plan, shares that are withheld from an award issued under a Prior Plan for the payment of taxes or in satisfaction of the exercise price for an option award, will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan. As of August 12, 2020, awards with respect to an aggregate of 782,711 shares of our common stock were outstanding and unexercised under the Prior Plans.

If any award granted under the 2020 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2020 Plan. Additionally, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will again become available for new grants under the 2020 Plan.

Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Share Pool.

The maximum aggregate number of shares under the 2020 Plan that may be issued in respect of incentive stock options is 8,000,000. The market value of a share of our common stock as of August 12, 2020 was $11.20.

Adjustments. In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to our stockholders, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the 2020 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2020 Plan or outstanding awards, in each case as it determines to be equitable.

Types of Awards under our 2020 Plan

Our 2020 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) cash or other stock-based awards, all of which are described below.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to our employees or the employees of our affiliates. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve (12) months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s employment with us (or our affiliates) is terminated for cause (as defined in the 2020 Plan), (i) all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s employment terminates for any other reason, the participant’s unexercised options may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety (90) days from the termination date or until the expiration of the original option term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve (12) months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s employment with us (or our affiliates) is terminated for cause (as defined in the 2020 Plan), (i) all unexercised stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s employment terminates for any other reason, the participant’s unexercised stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety (90) days from the termination date or until the expiration of the original stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash or Other Stock Based Awards. Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.

Certain Features of our 2020 Plan

Change in Control. In the event of a change in control (as defined in the 2020 Plan), the Compensation Committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control.

Repricing. Neither the Board nor the Compensation Committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2020 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the 2020 Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the 2020 Plan.

Interests of Certain Officers and Directors

Our officers and directors are eligible to receive grants under our 2020 Plan, including the Conditional Grants thereunder, and have a substantial direct interest in the approval of this Proposal by our stockholders.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the 2020 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the 2020 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2020 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change. The federal income tax consequences arising under the Internal Revenue Code of 1986, as amended (the “Code”) with respect to grants awarded under the 2020 Plan will depend on the type of grant.

Generally, all amounts taxable as ordinary income to participants under the 2020 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Non-Qualified Stock Options

A participant realizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in the shares of common stock received upon exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Incentive Stock Options

A participant realizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year). Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Restricted Stock

Shares of restricted stock received under the 2020 Plan will be considered subject to a substantial risk of forfeiture for U.S. federal income tax purposes. If a participant who receives such shares of restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the Participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

Stock Appreciation Rights, RSUs, and Cash or Other Stock-Based Awards

Generally, a participant will realize no taxable income upon the grant of a stock appreciation right, RSU, or a cash or other stock based award. Generally, upon delivery of cash or shares in respect of the award, a participant will realize ordinary income equal to the amount of cash or the fair market value of shares received. A Participant’s tax basis in shares of common stock received will be equal to the fair market value of such shares when the participant receives them. Upon sale of those shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Miscellaneous

Generally, awards granted under the 2020 Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the Compensation Committee may authorize the withholding of shares subject to the award to satisfy required tax withholding. The 2020 Plan will expire on July 16, 2030, which is ten (10) years after the Board approved the 2020 Plan.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2019.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by stockholders	234,520	$87.07	16,598
Equity Compensation Plans not approved by stockholders (1) (2)	187,499	$43.45	—

Total	422,019	$67.69	16,598

(1)

Prior to the Merger, Jeffery S. Hatfield, our former Chief Executive Officer, was granted as an inducement material to his decision to accept employment with the Company, an award of stock options to purchase (i) 48,833 shares of common stock (the “Hatfield Inducement Grant”) and (ii) 91,666 shares of common stock, subject to certain performance-based vesting conditions (the “Performance Option”), as an employment inducement award pursuant to Nasdaq Listing Rule 5635(c)(4). In accordance with Mr. Hatfield’s severance and change in control agreement, the Hatfield Inducement Grant became fully vested and exercisable upon the consummation of the Merger and will remain outstanding and exercisable for two (2) years following the date of the Merger, or May 28, 2020, and the Performance Option will continue to remain outstanding and eligible to vest according to its terms and, to the extent it meets the performance criteria on or prior to October 9, 2020, shall remain outstanding and exercisable for two (2) years after the date of the Merger. For a more detailed discussion of the Hatfield Inducement Grant and Performance Option, see “Executive Compensation—Zafgen Outstanding Equity Awards at Fiscal Year-End—2019.”

(2)

Prior to the Merger, as an inducement material to the decision of each of Priya Singhal, our former Head of Research and Development, and Brian P. McVeigh, our former Chief Business Officer, to accept employment with the Company, we awarded stock options to purchase shares of common stock to each as newly-hired employees, as employment inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4) (“Inducement Grants”). The Inducement Grants consist of (i) 31,250 shares of common stock subject to an inducement grant award to Ms. Singhal, and (iii) 18,750 shares of common stock subject to an inducement grant award to Mr. McVeigh. In accordance with each of Mr. McVeigh’s and Ms. Singhal’s severance and change in control agreement, the Inducement Grants became fully vested and exercisable upon the consummation of the Merger and will remain outstanding and exercisable for two (2) years after January 31, 2020 or the date of the Merger for Ms. Singhal and Mr. McVeigh, respectively. For a more detailed discussion of the Inducement Grants, see “Executive Compensation—Zafgen Outstanding Equity Awards at Fiscal Year-End—2019.”

New Plan Benefits

If our stockholders approve this Proposal, shares of our common stock reserved for issuance under our 2020 Plan would become available for issuance in respect of equity awards to eligible plan participants. In addition, and as further described below, the Board has approved option awards to certain of our employees, including two of our executive officers, and each of our six non-employee directors (collectively referred to herein as the Conditional Grants), contingent on stockholder approval.

Conditional Grants to Employees. For Conditional Grants made to employees, one quarter of these options will vest on July 16, 2021 (the first anniversary of the date of grant), and the remainder will vest in 36 equal monthly installments thereafter, subject to the grantee’s continued service through each vesting date. The size of Conditional Grants to executive officers are identified in the table below on a person-by-person basis. The Conditional Grants to other employees are aggregated below on the line labeled “Non-Executive Officer Employee Group.” This group includes awards to 12 employees and the number of shares subject to those awards ranges from 2,000 to 72,500 shares.

Conditional Grants to Non-Employee Directors. The Conditional Grants made to our six non-employee directors, each apply to 16,600 shares of our common stock and vest in 36 equal monthly installments, subject in each case to the grantee’s continued service through the applicable vesting date. The Conditional Grants to non-employee directors are aggregated below on the line labeled “Non-Executive Director Group.”

Each of these options has a ten (10) year term and an exercise price equal to $11.90, the fair market value of our common stock on July 16, 2020, the date of grant. The Conditional Grants may not be exercised prior to stockholder approval, and will automatically expire if they are not approved by stockholders prior to July 16, 2021.

The Conditional Grants were sized based on the recommendations of Radford. Radford based its analysis on industry-specific data of companies of a comparable size and at a comparable stage of development. The recommendations were designed to achieve, on a position by position basis, a level of award size that approximates the fiftieth percentile of Radford’s market data. In recommending the appropriate sizing of these awards, Radford subtracted any outstanding equity awards already held by the grantees.

Except as noted above, any further awards under the 2020 Plan will be determined by the Compensation Committee in its discretion and are therefore not determinable at this time.

Name and Position	Number of Shares Subject to Option Awards (1)
Carole Ben-Maimon, M.D. President and Chief Executive Officer	411,400

Michael Celano Chief Financial Officer	84,100

Executive Group (Dr. Ben-Maimon and Mr. Celano)	495,500

Non-Executive Director Group	99,600

Non-Executive Officer Employee Group	140,000

Required Vote of Stockholders

The affirmative vote of the majority of votes properly cast at the Special Meeting by holders of common stock is required to approve this Proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE LARIMAR THERAPEUTICS, INC. 2020 PLAN AND CERTAIN CONDITIONAL GRANTS THEREUNDER, AS DESCRIBED IN THIS PROPOSAL.

EXECUTIVE COMPENSATION

INTRODUCTORY NOTE REGARDING PRESENTATION OF INFORMATION

On May 28, 2020, Zafgen completed the Merger of Merger Sub with Chondrial. At the effective time of the Merger, the management of Zafgen was replaced with the management of Chondrial. Accordingly, we have included compensation information with respect to Zafgen’s “named executive officers” under SEC rules for 2018 and 2019 and with respect to the executive officers of Chondrial that would have been “named executive officers” of Chondrial for 2019 (such executive officers are referred to as Chondrial’s named executive officers).

ZAFGEN EXECUTIVE COMPENSATION

Zafgen Summary Compensation Table

The table sets forth information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2019 and 2018 to each individual who served as Zafgen’s Chief Executive Officer and the two most highly-compensated executive officers who were serving as executive officers as of December 31, 2019. These individuals are Zafgen’s named executive officers for 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jeffrey S. Hatfield (5)	2019	536,130	804,195	(2)	1,913,835	—	8,400	(3)	3,236,560
Former Chief Executive Officer	2018	518,000	—		1,720,290	155,400	75,165		2,468,855

Priya Singhal (6)	2019	360,852	174,000	(4)	855,413	—	8,400	(3)	1,398,665
Former Head of Research & Development	—	—	—		—	—	—		—

Brian P. McVeigh (5)	2019	408,167	219,267	(5)	455,675	—	8,400	(3)	1,091,509
Former Chief Business Officer	2018	237,500	—		1,162,305	56,000	7,125		1,462,930

(1)

Amounts represent the aggregate grant-date fair value of option awards granted to Zafgen’s named executive officers in 2019 and 2018 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to Zafgen’s consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Zafgen’s Annual Report on Form 10-K for 2019. The amounts above reflect Zafgen’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)

Represents (i) Mr. Hatfield’s 2019 annual performance bonus, which was guaranteed at 100% of target and was paid in December 2019 and (ii) a retention bonus of $536,130, which was paid within 10 days of signing the Merger Agreement.

(3)	Consists of employer match contribution to the 401(k) plan in 2019.
(4)	Consists of payment of Dr. Singhal’s and Mr. McVeigh’s 2019 annual bonuses, which were guaranteed at 100% of target and in December 2019.
(5)	Messrs. Hatfield and McVeigh resigned as Chief Executive Officer and Chief Business Officer, respectively, of Zafgen on May 28, 2020 in connection with the Merger.
(6)	Dr. Singhal’s employment was terminated by Zafgen on January 31, 2020.

Zafgen Employment Agreements with Named Executive Officers

Zafgen had entered into an offer letter and severance and change in control agreements with each of Zafgen’s named executive officers in connection with their employment with Zafgen. These offer letters and severance and change in control agreements provide for “at will” employment and a double trigger for change of control.

Jeffrey S. Hatfield. On October 9, 2017, Zafgen entered into an offer letter and a severance and change in control agreement with Mr. Hatfield, Zafgen’s Chief Executive Officer, and amended the severance and change in control agreement on September 12, 2019. In accordance with the Merger Agreement, on May 28, 2020, immediately prior to the effective time of the Merger, Mr. Hatfield resigned as Chief Executive Officer of Zafgen. Pursuant to the severance and change in control agreement, as amended, Mr. Hatfield has received or is receiving the following severance benefits (i) 18 months of base salary plus his target annual incentive compensation, (ii) 18 months of COBRA continuation medical benefits subsidized by us, and (iii) all options and other stock-based awards with solely time-based vesting held by him shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination and all vested options shall be exercisable for a period of two (2) years from the date of termination, May 28, 2020 (or until the option’s original 10-year expiration date, if earlier). Mr. Hatfield executed a release of claims against Zafgen and its affiliates as a condition of receiving these severance benefits.

For 2019, Mr. Hatfield received a base salary of $536,130, and was eligible for an annual merit bonus with a target bonus opportunity of 50% of his base salary for 2019, payable at the discretion of the Zafgen Board; provided that, on September 12, 2019, Zafgen guaranteed Mr. Hatfield that his annual bonus would be paid at 100% of target, subject to his continued employment with Zafgen through the date of payment or his termination by Zafgen without cause, which Zafgen paid to Mr. Hatfield on December 24, 2019. Additionally, on September 12, 2019, Zafgen granted Mr. Hatfield the opportunity to earn a retention bonus equal to 2.0 times his target annual bonus for 2019, which he received in the amount of $536,130 within ten (10) days of signing the Merger Agreement. Mr. Hatfield was also eligible to participate in Zafgen’s employee benefit plans generally available to Zafgen’s executive employees, subject to the terms of those plans.

Priya Singhal, M.D., M.P.H. On February 26, 2019, Zafgen entered into an offer letter with Dr. Singhal and on March 4, 2019, Zafgen entered into a severance and change in control agreement with Dr. Singhal, Zafgen’s Head of Research and Development, and amended the severance and change in control agreement on September 12, 2019. Dr. Singhal’s employment was terminated by Zafgen on January 31, 2020. In connection with her termination of employment, the Zafgen Board agreed to provide Dr. Singhal with the following benefits so long as the Merger closed on or prior to September 1, 2020 whether or not her termination occurred within three (3) months prior to or 12 months after the Merger (i) 12 months of base salary plus her target annual incentive compensation, (ii) 12 months of COBRA continuation medical benefits subsidized by us, and (iii) all options and other stock-based awards with solely time-based vesting held by her shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination and all vested options shall be exercisable for a period of two (2) years from the date of termination, May 28, 2020 (or until the option’s original 10-year expiration date, if earlier), provided she executed and does not revoke a separation agreement and release of Zafgen and Zafgen’s affiliates, in connection with the Merger. Such benefits were triggered as a result of the closing of the Merger on May 28, 2020.

For 2019, Dr. Singhal received a base salary of $435,000, which was pro-rated based on the date that she commenced employment with Zafgen, and was eligible for an annual merit bonus with a target bonus opportunity of 40% of her base salary for 2019, payable at the discretion of the Zafgen Board; provided that, on September 12, 2019, Zafgen guaranteed Dr. Singhal that her annual bonus would be paid at 100% of target, subject to her continued employment with Zafgen through the date of payment or her termination by Zafgen without cause, which Zafgen paid to Dr. Singhal on December 24, 2019. Additionally, on September 12, 2019, Zafgen granted Dr. Singhal the opportunity to earn a retention bonus equal to 1.5 times her target annual bonus for 2019, subject to her continued employment with Zafgen through the closing of the Merger or her termination without “cause” prior to such date, which she received in the amount of $261,000 within ten (10) days of the closing of the Merger. Dr. Singhal was also eligible to participate in Zafgen’s employee benefit plans generally available to Zafgen’s executive employees, subject to the terms of those plans.

Brian P. McVeigh. On May 29, 2018, Zafgen entered into an offer letter and severance and change in control agreement with Mr. McVeigh, Zafgen’s Chief Business Officer, and amended the severance and change in control agreement on September 12, 2019. In accordance with the Merger Agreement, on May 28, 2020, immediately prior to the effective time of the Merger, Mr. McVeigh resigned as Chief Business Officer of Zafgen. Pursuant to the severance and change in control agreement, as amended, Mr. McVeigh has received or is receiving the following severance benefits: (i) 12 months of base salary plus his target annual incentive compensation, (ii) 12 months of COBRA continuation medical benefits subsidized by us, and (iii) all options and other stock-based awards with solely time-based vesting held by him shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination and all vested options shall be exercisable for a period of two (2) years from the date of termination, May 28, 2020 (or until the option’s original 10-year expiration date, if earlier). Mr. McVeigh executed a release of claims against Zafgen and its affiliates as a condition of receiving these severance benefits.

For 2019, Mr. McVeigh received a base salary of $400,000, and was eligible for an annual merit bonus with a target bonus opportunity of 40% of his base salary for 2019, payable at the discretion of the Zafgen Board; provided that, on September 12, 2019, Zafgen guaranteed Mr. McVeigh that his annual bonus would be paid at 100% of target, subject to his continued employment with Zafgen through the date of payment or his termination by Zafgen without cause, which Zafgen paid to Mr. McVeigh on December 24, 2019. Additionally, on September 12, 2019, Zafgen granted Mr. McVeigh the opportunity to earn a retention bonus equal to 1.5 times his target annual bonus for 2019, subject to his continued employment with Zafgen through the closing of the Merger or his termination without “cause” prior to such date, which he received in the amount of $244,901 within ten (10) days of the closing of the Merger. Mr. McVeigh was also eligible to participate in Zafgen’s employee benefit plans generally available to Zafgen’s executive employees, subject to the terms of those plans.

Zafgen Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreements

Each of Zafgen’s named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each of Zafgen’s named executive officer to refrain from disclosing any of Zafgen’s proprietary information received during the course of employment and to assign to Zafgen any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the Zafgen named executive officer’s employment and for 12 months thereafter, the Zafgen named executive officer will not compete with Zafgen and will not solicit Zafgen’s employees, consultants, customers or suppliers.

Zafgen Outstanding Equity Awards at Fiscal Year-End—2019

The following table summarizes, for each of the Zafgen named executive officers, the number of shares of Zafgen common stock underlying outstanding Zafgen options held as of December 31, 2019 (after giving effect to the Reverse Stock Split).

Name	Zafgen Option Awards Number of Securities Underlying Unexercised Zafgen Options (#) Exercisable	Number of Securities Underlying Unexercised Zafgen Options (#) Unexercisable (10)		Number Of Securities Underlying Unexercised Zafgen Options (#) Unearned		Zafgen Option Exercise Price ($)	Zafgen Option Expiration Date (10)
Jeffrey S. Hatfield (8)	24,826	21,007	(1)	—		40.80	05/28/2022
	—	—		91,666	(2)	40.80	05/28/2022
	10,503	12,413	(3)	—		93.24	05/28/2022
	—	43,750	(4)	—		55.56	05/28/2022
Brian P. McVeigh (8)	7,421	11,328	(5)	—		77.52	05/28/2022
	—	10,416	(6)	—		55.56	05/28/2022
Priya Singhal (9)	—	31,250	(7)	—		34.68	01/31/2022

(1)

Under the terms of Mr. Hatfield’s option agreement, 25% of the shares vested on October 9, 2018 and the remaining shares were to vest in 36 equal monthly installments through October 9, 2021. Pursuant to Mr. Hatfield’s severance and change in control agreement, as amended, the options became fully vested and exercisable upon his resignation in connection with the consummation of the Merger.

(2)

Under the terms of Mr. Hatfield’s option agreement, these options vest and become exercisable based on the Zafgen common stock price on or prior to October 9, 2020 as follows: 25% of shares subject to the option are earned after the stock price is equal to or greater than $120.00 per share for 20 consecutive trading days; and an additional 6.25% of the shares subject to the Zafgen option are earned for every additional $30 in stock price above $120.00 per share for 20 consecutive trading days (the “Performance Option”). On March 3, 2020, Zafgen and Mr. Hatfield executed an amendment to this performance-based option to provide that, in the event Mr. Hatfield’s employment terminates prior to achievement of the performance vesting conditions, the Performance Option will continue to remain outstanding and eligible to vest according to its terms and, to the extent it meets the performance criteria on or prior to October 9, 2020, shall remain outstanding and exercisable for two (2) years after the termination of Mr. Hatfield’s employment with Zafgen, which occurred on May 28, 2020.

(3)

Under the terms of Mr. Hatfield’s option agreement, 25% of the shares vested on February 22, 2019 and the remaining shares were to vest in 36 equal monthly installments and become fully vested on February 22, 2022. Pursuant to Mr. Hatfield’s severance and change in control agreement, as amended, the options became fully vested and exercisable upon his resignation in connection with the consummation of the Merger.

(4)

Under the terms of Mr. Hatfield’s option agreement, 25% of the shares vested on January 22, 2020 and the remaining shares were to vest in 36 equal monthly installments and become fully vested on January 22, 2023. Pursuant to Mr. Hatfield’s severance and change in control agreement, as amended, the options became fully vested and exercisable upon his resignation in connection with the consummation of the Merger.

(5)

Under the terms of Mr. McVeigh’s option agreement, 25% of the shares vested on May 29, 2019 and the remaining shares were to vest in 36 equal monthly installments through May 29, 2022. Pursuant to Mr. McVeigh’s severance and change in control agreement, as amended, the options became fully vested and exercisable upon his resignation in connection with the consummation of the Merger.

(6)

Under the terms of Mr. McVeigh’s option agreement, 25% of the shares vested on January 22, 2020 and the remaining shares were to vest in 36 equal monthly installments through January 22, 2023. Pursuant to Mr. McVeigh’s severance and change in control agreement, as amended, the options became fully vested and exercisable upon his resignation in connection with the consummation of the Merger.

(7)

Under the terms of Dr. Singhal’s option agreement, 25% of the shares were to vest on April 2, 2020 and the remaining shares were to vest in 36 equal monthly installments through April 2, 2023. In connection with her termination of employment, the Zafgen Board approved her options to become fully vested and exercisable, in accordance with Dr. Singhal’s severance and change in control agreement, as amended, so long as the Merger closed on or prior to September 1, 2020 whether or not her termination occurred within three (3) months prior to or 12 months after the Merger. Upon the consummation of the Merger, these options became fully vested and exercisable.

(8)	Messrs. Hatfield and McVeigh resigned as Chief Executive Officer and Chief Business Officer, respectively, of Zafgen on May 28, 2020 in connection with the Merger.
(9)	Dr. Singhal’s employment was terminated by Zafgen on January 31, 2020.
(10)

Pursuant to each Zafgen named executive officer’s severance and change in control agreement, as amended, each Zafgen option that was subject solely to time-based vesting became fully vested and exercisable upon each Zafgen named executive officer’s termination of employment upon the consummation of the Merger. For a more detailed discussion see “Zafgen Employment Agreements with Named Executive Officers” above.

Our Employment Agreements with our Current Executive Officers

We have entered into employment agreements with each of our current executive officers. The material terms of the agreements that are in effect for our current executive officer are summarized below. Each of these agreements also contains severance and change of control provisions discussed under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 20 of this Proxy Statement.

Employment Agreement with Carole Ben-Maimon, M.D. We entered into an employment agreement with Dr. Ben-Maimon, as our President and Chief Executive Officer, on July 31, 2020 to supersede her employment agreement with Chondrial, dated December 1, 2016, and to otherwise establish the terms and conditions of Dr. Ben-Maimon’s employment by Larimar. Dr. Ben-Maimon’s period of employment with Larimar commenced on May 28, 2020 and she previously served as President and Chief Executive Officer of Chondrial. Pursuant to the terms of this agreement, Dr. Ben-Maimon’s initial annual base salary is $470,000 and is eligible for annual discretionary raises subject to review by the Compensation Committee. Dr. Ben-Maimon is eligible to receive annual discretionary bonuses of an amount not less than 50% of her annual base salary.

Employment Agreement with Michael Celano. We entered into an employment agreement with Mr. Celano, as our Chief Financial Officer, on June 1, 2020. Mr. Celano’s period of employment with Larimar commenced on May 28, 2020. Pursuant to the terms of this agreement, Mr. Celano’s initial annual base salary is $350,000 and is eligible for annual discretionary raises subject to review by the Compensation Committee. Mr. Celano is eligible to receive annual discretionary bonuses of an amount not less than 35% of his annual base salary. In connection with his hiring, on May 28, 2020, Mr. Celano received a stock option grant in respect of 60,479 shares of our common stock (the “Initial Award”) at an exercise price of $11.88, the closing price of our common stock on the date of the grant. The Initial Award will vest as follows:

•	25% of the Initial Award will vest on the first anniversary of the grant date; and

•

the remaining 75% of the Initial Award will in equal monthly installments (on the last day of each of the 36 calendar months commencing on or after the first anniversary of the grant date), subject in each case to Mr. Celano’s continued service to Larimar through the applicable vesting date.

If Mr. Celano is terminated without cause or resigns from his position for good reason (as defined in the employment agreement) within one year following a change in control (as defined in the employment agreement), then any outstanding, unvested portion of the Initial Award will vest and become immediately exercisable subject to Mr. Celano’s timely fulfillment of certain release requirements as described in the employment agreement.

Confidential Information and Invention Agreement

As a condition of each of our current executive officer’s employment with Larimar, they have also entered into a standard form agreement with respect to confidentiality of Larimar’s proprietary information and assignment of inventions. Among other things, this agreement obligates each current executive officer to refrain from disclosing any of Larimar’s proprietary information received during the course of employment and to assign to Larimar any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of such executive officer’s employment and for one year thereafter, they will not compete with Larimar and will not solicit Larimar’s employees, contractors, lenders, partners or suppliers.

Potential Payments Upon Termination or Change in Control

Each of Dr. Ben-Maimon’s and Mr. Celano’s employment agreement provides that in the event their employment with Larimar ceases for any reason, then their rights in respect of outstanding equity awards will be determined in accordance with the applicable award agreements and they will be entitled to receive any accrued, unpaid base salary and reimbursement for expenses incurred by such executive officer, but not yet reimbursed, prior to the date of termination, in accordance with our expense reimbursement policies (the “Accrued Rights”).

If the executive officer’s employment is terminated without cause or they resign with good reason, then in addition to the Accrued Rights, such executive officer is entitled to receive:

•	payment of any earned, unpaid bonus for the immediately preceding calendar year (the “Prior Year Bonus”) ;

•

monthly severance payments for a period of twelve (12) months, in the case of Dr. Ben-Maimon, and nine (9) months, in the case of Mr. Celano, with each payment equal to one-twelfth of their then in effect base salary; and

•

waiver or reimbursement of the premiums paid for such executive officer’s group health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for twelve (12) months, in the case of Dr. Ben-Maimon, and nine (9), months, in the case of Mr. Celano.

Notwithstanding the foregoing, if each current executive officer’s employment is terminated without cause or they resign with good reason within one year following a change in control, then they will be entitled to receive:

•	the Prior Year Bonus;

•

monthly severance payments for eighteen (18) months, in the case of Dr. Ben-Maimon, and twelve (12) months, in the case of Mr. Celano, with each payment equal to one-twelfth the sum of their then in effect base salary and their then in effect target bonus; and

•	waiver or reimbursement of their group health coverage under COBRA for eighteen (18) months, in the case of Dr. Ben-Maimon, and twelve (12) months, in the case of Mr. Celano.

The severance payments are conditioned on such executive officer’s execution and delivery of a general release of claims against Larimar and its affiliates in a form prescribed by Larimar and on such release becoming irrevocable within 30 days following their cessation of employment.

DIRECTOR COMPENSATION

INTRODUCTORY NOTE REGARDING PRESENTATION OF INFORMATION

On May 28, 2020, Zafgen completed the Merger of Merger Sub with Chondrial. At the effective time of the Merger, a majority of the Zafgen directors resigned, with the exception of Peter Barrett, Ph.D., Thomas O. Daniel, M.D. and Frank E. Thomas, and the remaining director vacancies were replaced by new directors designated by Chondrial. Accordingly, we have provided the compensation disclosure with respect to all directors of Zafgen that served during 2019 only (after giving effect to the Reverse Stock Split).

COMPENSATION PROGRAM

Our Board, in consultation with Radford, reviewed our cash and equity non-employee director compensation policy and compared them with peer companies. As a result of the review, the Board maintained our current cash compensation policy for non-employee directors and adopted an equity compensation policy for non-employee directors comprised of (i) an initial appointment grant of an option to purchase 16,600 shares of our common stock, which vest monthly over a three-year period, and (ii) an annual grant on the date of the annual meeting of stockholders of an option to purchase 8,300 shares of our common stock, which would vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options would be granted at fair market value on the date of grant and will be issued under the 2020 Plan, subject to stockholder approval.

In addition, all non-employee directors would be paid compensation as follows:

Annual Retainer
Board of Directors:
All nonemployee members (including Chairman of the Board of Directors)	$35,000
Chairman of the Board of Directors	$30,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$7,500
Non-Chairman members	$3,750

ZAFGEN DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation Zafgen paid to its nonemployee directors during 2019. In December 2019, Zafgen’s serving directors waived their right to receive their 2020 annual cash retainer fees in the form of equity under the nonemployee director compensation policy. Mr. Hatfield, Zafgen’s Chief Executive Officer, received no compensation for his service as director, and, consequently, is not included in this table. The compensation received by Mr. Hatfield as an employee during 2019 is presented in the “Summary Compensation Table—2019 and 2018 Fiscal Years.” Each of the directors listed below resigned in connection with the Merger, except for Mr. Barrett, Mr. Daniel and Mr. Thomas, who continue to serve on our Board.

Name	Fees earned or paid in cash($)	Stock awards($) (1)		Option awards($) (1)(2)		Total($)
Peter Barrett, Ph.D.	—	—		98,300	(3)	98,300
Thomas O. Daniel, M.D.	—	—		70,800	(4)	70,800
Wendy Everett, Sc.D.	42,500	—		25,800		68,300
John L. LaMattina, Ph.D.	—	47,500	(5)	25,800		73,300
Cameron Geoffrey McDonough, M.D.	—	—		65,800	(6)	65,800
Robert J. Perez	—	19,375	(7)	45,175	(7)	64,550
Frank E. Thomas	50,000	—		25,800		75,800

(1)

Amounts represent the aggregate grant-date fair value of option or stock awards granted to Zafgen’s directors in 2019 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to Zafgen’s consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Result of Operations,” included in Zafgen’s Annual Report on Form 10-K for the year ended December 31, 2019. The amounts above reflect Zafgen’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.

(2)

Each nonemployee director was granted an annual stock option grant in accordance with the non-employee director compensation policy for 2,250 shares on June 26, 2019, which vested in full on the date of the 2020 annual meeting of stockholders. As of December 31, 2019, the aggregate number of outstanding vested and unvested Larimar options held by each nonemployee director was: Dr. Barrett, 12,448 shares; Dr. Daniel, 9,551 shares; Ms. Everett, 7,250 shares; Dr. LaMattina 8,683 shares; Dr. McDonough, 11,671 shares; Mr. Perez, 10,493 shares; and Mr. Thomas, 8,235 shares.

(3)	Dr. Barrett was granted an option for 1,783 shares of our common stock in lieu of his $72,500 of cash fees, which vested on a quarterly basis over 2019.
(4)	Dr. Daniel was granted an option for 1,106 shares of our common stock in lieu of his $45,000 of cash fees, which vested on a quarterly basis over 2019.
(5)	Dr. LaMattina was granted RSUs for 903 shares of our common stock in lieu of his $47,500 of cash fees, which vested on a quarterly basis over 2019.
(6)	Dr. McDonough was granted an option for 983 shares of our common stock in lieu of his $40,000 in cash fees, which vested on a quarterly basis over 2019.
(7)

Mr. Perez was granted RSUs for 368 shares of our common stock in lieu of $19,375 of cash fees, and an option for 476 shares of our common stock in lieu of $19,375 in cash fees, each of which vested on a quarterly basis over 2019.

Prior to the closing of the Merger, the vesting of each unexpired and unexercised option to purchase Zafgen common stock was accelerated in full effective as of immediately prior to the effective time of the Merger. Each unexpired, unexercised Zafgen option remains outstanding after the Merger. Each Zafgen option shall be exercisable for a period of two (2) years from the date of resignation, May 28, 2020 (or until the option’s original 10-year expiration date, if earlier) for each non-employee director that resigned in connection with the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of August 12, 2020 for:

•	each of our directors;

•	each of our named executive officers that are not directors;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than 5% of our shares of common stock.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of August 12, 2020, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person; however, we have not deemed these shares outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 15,356,206 shares of Larimar common stock outstanding as of August 12, 2020.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors

Carole Ben-Maimon, M.D.	173,148	1.1	%(1)

Joseph Truitt	0		*

Peter Barrett	304,629	2.0	%(2)

Thomas O. Daniel	9,550		*

Frank E. Thomas	8,234		*

Jonathan Leff	0		*

Thomas E. Hamilton	292,853	1.9	%(3)

Named Executive Officers (other than those who are also directors)

Michael Celano	0		*

All current directors and executive officers as a group (8 persons)	790,918	5.1%

5% Stockholders

Entities affiliated with Deerfield Management Company	5,144,539	33.5	%(4)

Entities affiliated with CHI Advisors	1,515,148	9.9	%(5)

Entities affiliated with Vivo Capital	799,662	5.2	%(6)

RA Capital	1,515,151	9.9	%(7)

Entities affiliated with Acuta Capital	811,324	5.3	%(8)

Entities affiliated with OrbiMed	841,750	5.5	%(9)

*	Less than 1%
(1)

Includes 148,065 shares of common stock issuable upon exercise of an equal number of options that are currently exercisable or will be exercisable within 60 days of August 12, 2020. Carole Ben-Maimon is our President and Chief Executive Officers and a member of our Board.

(2)

Consists of (i) 883 shares directly beneficially owned by Dr. Barrett, (ii) 12,447 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 12, 2020 and (iii) 292,182 shares of common stock directly held by Atlas Venture Fund VII, L.P. Dr. Barrett is a general partner of Atlas Venture Fund VII, L.P., and as such Dr. Barrett may be deemed to share voting and dispositive power with respect to all shares held by such entity. Dr. Barrett disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Barrett’s business address is 400 Technology Square, Cambridge, MA 02139.

(3)

Consists of (a) 133,420 shares directly beneficially owned by Tom Hamilton and (b) 159,433 shares directly held by FA Life Sciences Inc. Tom Hamilton disclaims beneficial ownership of the shares held by Friedreich’s Ataxia Life Sciences except to the extent of his pecuniary interest therein.

(4)

Based solely on a Schedule 13D/A jointly filed with the SEC on July 1, 2020 by Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and James E. Flynn reflecting information as of June 26, 2020, consists of (a) 1,714,837 shares held by Deerfield Private Design Fund III, L.P., (b) 1,714,850 shares held by Deerfield Healthcare Innovations Fund, L.P., and (c) 1,714,852 shares held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt IV, L.P is the general partner of Deerfield Private Design Fund IV, L.P. Deerfield Mgmt HIF, L.P is the general partner of Deerfield Healthcare Innovations Fund, L.P. Deerfield Mgmt III, L.P is the general partner of Deerfield Private Design Fund III, L.P. (collectively with Deerfield Healthcare Innovations Fund, L.P. and Deerfield Private Design Fund IV, L.P., the “Deerfield Funds”). Deerfield Management Company, L.P. is the investment manager of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Healthcare Innovations Fund, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of each of Deerfield Private Design Fund IV, L.P, Deerfield Healthcare Innovations Fund, L.P. and Deerfield Private Design Fund III, L.P. is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(5)

Consists of (i) 563,391 shares held by Cowen Healthcare Investments II LP, (ii) 875,752 shares held by Cowen Healthcare Investments III LP, (iii) 42,482 shares held by CHI EF II LP, and (iv) 33,523 shares held by CHI EF III LP. CHI Advisors LLC is the investment manager of Cowen Healthcare Investments II LP, Cowen Healthcare Investments III LP, CHI EF, II LP and CHI EF III LP and has voting and investment power with respect to the securities held by each of the respective entities. Beneficial ownership reported does not include an aggregate of 628,403 shares of common stock that Cowen Healthcare Investments II LP, Cowen Healthcare Investments III, L.P., CHI EF II LP and CHI EF III LP (each, a “Warrant Holder”) have the right to acquire through Pre-Funded Warrants that were issued in the Private Placement, subject to the Ownership Cap (as defined below). Under the terms of the Pre-Funded Warrants, each Warrant Holder is prohibited from exercising such warrant if exercise would cause the number of shares then owned by the Warrant Holders and their affiliates to exceed 9.99% of the total number of shares of the Company’s common stock then outstanding (the “Ownership Cap”). Accordingly, the Warrant Holders and CHI Advisors LLC disclaim beneficial ownership of the shares of common stock issuable upon exercise of the Pre-Funded Warrant to the extent that upon such exercise the number of shares beneficially owned by the Warrant Holders and their affiliates, in the aggregate, would exceed the Ownership Cap. The business address for each of Cowen Healthcare Investments II LP, Cowen Healthcare Investments III LP, CHI EF II

LP and CHI EF III LP is c/o CHI Advisors LLC, 599 Lexington Avenue, 19th Floor, New York, New York 10022.
(6)

Based solely on a Schedule 13G jointly filed with the SEC on June 11, 2020 by Vivo Capital IX, LLC and Vivo Opportunity, LLC reflecting information as of June 1, 2020, consists of (a) 653,779 shares held by Vivo Opportunity Fund, L.P. and (b) 145,883 shares held by Vivo Capital Fund IX, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to the shares of common stock of common stock held by Vivo Opportunity Fund, L.P. and each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to the shares of common stock held by Vivo Capital Fund IX, L.P. and each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. The business address for each of Vivo Opportunity Fund, L.P. and Vivo Capital Fund IX, L.P. is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, California 94301.

(7)

RA Capital Management, L.P. (“RA Capital”), is the investment adviser of the RA Healthcare Fund, L.P. (“RA Healthcare Fund”). The general partner of RA Capital is RA Capital Management GP, LLC (“RA Capital GP”) of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. RA Capital Healthcare Fund GP, LLC is the general partner of RA Healthcare Fund. RA Healthcare Fund has delegated to RA Capital voting and investment power over the shares held by RA Healthcare Fund. The business address for RA Healthcare Fund is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(8)

Consist of (a) 656,942 shares of common stock held by Acuta Capital Fund, LP and (b) 154,382 shares of common stock held by Acuta Opportunity Fund, LP. Acuta Capital Partners, LLC is the general partner of each of Acuta Capital Fund, LP and Acuta Opportunity Fund, LP. Anupam Dalal is the Chief Investment Officer and Manfred Yu is the Manager of Acuta Capital Partners, LLC. Both Mr. Dalal and Mr. Yu have voting and investment authority over all of the shares held by each of Actua Capital Fund, LP and Acuta Opportunity Fund, LP. Each of Acuta Capital Partners, LLC, Mr. Dalal and Mr. Yu disclaims beneficial ownership of the shares of common stock held by each of Acuta Capital Fund, LP and Acuta Opportunity Fund, LP except to the extent of their pecuniary interest therein. The business address for each of Acuta Capital Fund, LP and Acuta Opportunity Fund, LP is c/o Acuta Capital Partners, LLC, 1301 Shoreway Road, Suite 350, Belmont, California 94002.

(9)

Consists of (a) 201,637 shares of common stock held by OrbiMed Genesis Master Fund, L.P. and (b) 732,323 shares of common stock held by OrbiMed Partners Master Fund Limited. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of OrbiMed Genesis Master Fund, L.P. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of Genesis GP. By virtue of such relationships, Genesis GP and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OrbiMed Genesis Master Fund, L.P. and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OrbiMed Genesis Master Fund, L.P. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor for OrbiMed Partners Master Fund Limited. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OrbiMed Partners Master Fund Limited. The business address for each of OrbiMed Genesis Master Fund, L.P. and OrbiMed Partners Master Fund Limited is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

You may submit proposals for consideration at our 2021 annual meeting of stockholders (“2021 annual meeting”). Stockholder proposals and director nominations intended to be presented at our 2021 annual meeting must meet the requirement set forth in the advance notice provision under Larimar’s bylaws. To be timely for our 2021 annual meeting, stockholder proposals and director nominations must be delivered in writing to our Corporate Secretary at our principal executive offices located at Three Bala Plaza East, Suite 506, Bala Cynwyd, PA 19004, Attention: Corporate Secretary, between the close of business on January 28, 2021 and February 27, 2021. If the date of our 2021 annual meeting is scheduled to take place before April 28, 2021, or after July 27, 2021, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as Larimar might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on Larimar’s books, of the stockholder proposing such business, the number of shares of Larimar’s capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

In addition, any stockholder proposal intended to be included in the proxy statement for our next annual stockholder meeting must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and have been received not later than December 30, 2020. Under Rule 14a-8, Larimar is not required to include stockholder proposals in the proxy materials unless this condition is satisfied. Accordingly, any notice of stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, Larimar will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require Larimar to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which may be presented for consideration at the Special Meeting. Should any other matters requiring a vote of the stockholders come before the Special Meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Carole Ben-Maimon

President and Chief Executive Officer

Bala Cynwyd, Pennsylvania

August 19, 2020

Appendix A

LARIMAR THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Larimar Therapeutics, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c) “Approval Date” has the meaning defined below in Section 18.

(d) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(e) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(f) “Board” means the Board of Directors of the Company, as constituted from time to time.

(g) “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(h) “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(i) “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(i)(i), Section 1(i)(iii), Section 1(i)(iv) or Section 1(i)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “Change in Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k) “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(l) “Director” means a member of the Board.

(m) “Disability” means a condition rendering a Participant Disabled.

(n) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(o) “Effective Date” has the meaning defined below in Section 18.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(r) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(s) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(t) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(u) “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(v) “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(w) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(x) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(z) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(aa) “Shares” means shares of the Company’s common stock, par value $.001, subject to substitution or adjustment as provided in Section 3(d) hereof.

(bb) “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(cc) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2. Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the other terms and conditions of each Award;

(e) approve forms of agreements (including Award Agreements) for use under the Plan; and

(f) modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section	3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as provided in Section 3(d) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 1,700,000 Shares and (ii) an annual increase on January 1, 2021 and each anniversary of such date thereafter prior to the termination of the Plan, equal to the lesser of (A) 4% of the Shares issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board (collectively, the “Plan Limit”). Subject to adjustment as provided in Section 3(d) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 8,000,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any award granted under the Zafgen Inc. 2014 Stock Option and Incentive Plan, as amended, or the Zafgen Inc. 2006 Stock Option Plan, as amended (the “Prior Plans”) expires, terminates, is canceled or is forfeited for any reason after the Approval Date, the Shares subject to that award will be added to the Plan Limit and become available for issuance hereunder.

(c) Shares Withheld in Satisfaction of Taxes or Exercise Price. Shares withheld in settlement of a tax withholding obligation associated with an Award , or in satisfaction of the exercise price payable upon exercise of an Option, will again become available for grant under the Plan. Similarly, Shares withheld following the Approval Date in settlement of a tax withholding obligation associated with an award granted under a Prior Plan or in satisfaction of the exercise price payable upon exercise of an option granted under a Prior Plan, will be added to the Plan Limit and become available for issuance hereunder.

(d) Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(e) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv) cancel any Award in exchange for a substitute award;

(v) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii) take such other action as the Committee determines to be appropriate under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Notwithstanding any provision of this Section 3(e), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(e) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(f) Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the

United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

Section 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value over (b) the Option exercise price, divided by (B) the then current Fair Market Value.

An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6. Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7. Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section	8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b) Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii) While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9. Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10. Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11. Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

Section 12. Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section	13. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15. Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the Fair Market Value on the date of withholding, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section	16. Liability of Company.

(a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section	17. General Provisions.

(a) The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b) The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f) The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 18. Effective Date of Plan. The Plan is effective on July ___, 2020 (the “Effective Date”), the date it was approved by the Board; provided however, that (a) no Shares will be issued hereunder until the date the Plan is approved by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the meeting of stockholders of the Company (the “Approval Date”), and (b) any Award issued prior to such stockholder approval will be conditioned on such stockholder approval.

Section 19. Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 20. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Section 22. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

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Go to www.envisionreports.com/LRMR or scan the QR code – login details are located in the shaded bar below.

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2020 Special Meeting Proxy Card

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼

+

A Proposals – The Board of Directors recommend a vote FOR Proposal 1.

	For	Against	Abstain
1. Approve the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan and certain conditional grants thereunder	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box
/ /

⬛	0 1 B V	+

                        03B15C

2020 Special Meeting of Stockholders of Larimar Therapeutics, Inc.

September 29, 2020, 9:00 am Eastern Time

Virtual

The 2020 Special Meeting of Stockholders of Larimar Therapeutics, Inc. will be held on

Tuesday, September 29, 2020 at 9:00 am EST, virtually via the internet at www.meetingcenter.io/202792612.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – LRMR2020.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The material is available at: www.envisionreports.com/LRMR

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Larimar Therapeutics, Inc.

Notice of 2020 Special Meeting of Stockholders

Proxy Solicited by Board of Directors for Special Meeting – September 29, 2020

Carole Ben-Maimon and Michael Celano or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Larimar Therapeutics, Inc. to be held on September 29, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as instructed by the undersigned. If no such directions are indicated, the Proxies will have authority to vote FOR item 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.